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                                                                    EXHIBIT 99.2


                          COLLATERAL THERAPEUTICS, INC.
                         NOTICE OF GRANT OF STOCK OPTION

         Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Collateral Therapeutics, Inc. (the "Corporation"):

         OPTIONEE: ________

         GRANT DATE: ______

         VESTING COMMENCEMENT DATE: ____

         EXERCISE PRICE:  $___ per share

         NUMBER OF OPTION SHARES: _______ shares

         EXPIRATION DATE: ______

         TYPE OF OPTION:  _____ Incentive Stock Option (to the extent they qualify as such)

                          _____ Non-Statutory Stock Option

         EXERCISE SCHEDULE:

         Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Collateral Therapeutics, Inc. 1998 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as EXHIBIT A. Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as EXHIBIT B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices. Also enclosed is a memo outlining steps to be taken for exercising your option.

         NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.


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         DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option
Agreement.

DATED: _________________________, ______

                                          COLLATERAL THERAPEUTICS, INC.

                                          By:

                                          Title

                                          ___________________________________
                                          OPTIONEE

                                          Address:

Exhibit A - Stock Option Agreement
Exhibit B - Plan Summary and Prospectus


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